Laura Anne Corsell
                                                                 Attorney-at-Law
--------------------------------------------------------------------------------
                                                   Rose Tree Corporate Center II
                                                                      Suite 6020
                                                      1400 North Providence Road
                                                       Media, Pennsylvania 19063
                                        Telephone 610.891.1530  Fax 610.891.1565
                                                          Email: lac@corsel1.com


April 30, 2002

Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N. W.
Judiciary Plaza
Washington, D.C.  20549

                  ATC Funds, Inc. ("Registrant")
                  Post-Effective Amendment No. 9
                  1933 Act Registration No. 333-47541
                  1940 Act Registration No. 811-08617
                  -----------------------------------

Ladies and Gentlemen:


This letter is provided to you in connection with the above-referenced filing, as enclosed heerwith and filed pursuant to Rule 485(b) under the Securities Act of 1933. As counsel for Registrant, the undersigned represents that such Post-Effective Amendment No. 9 does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.


Sincerely,


Laura A. Corsell, Esq.

Enclosure


cc (w/enc):       C. Richard Anderson
                  Secretary, ATC Funds, Inc.